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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
UNOVA, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 8, 2003

To the Shareholders of UNOVA, Inc.:

        We will hold the Annual Meeting of Shareholders of UNOVA, Inc., a Delaware corporation, at 1:00 p.m. Pacific Daylight Time on Thursday, May 8, 2003, at the Woodland Hills Hilton Hotel and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California, for the following purposes:

•
To elect three Class II directors for a three-year term; and

•
To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        You must be a shareholder of record at the close of business on March 10, 2003, to be entitled to receive notice of the 2003 Annual Meeting and to vote at the meeting.

        We urge you to vote your shares promptly, whether or not you expect to attend the meeting in person. You can vote (1) by proxy on the Internet at http://www.eproxy.com/una, (2) by proxy by toll-free telephone call to 1.800.435.6710 from the U.S. or Canada, (3) by proxy by signing and mailing the proxy in the enclosed envelope, or (4) in person by attending the meeting. Specific instructions to be followed in order to vote on the Internet or by telephone are set forth on the enclosed proxy.

By order of the Board of Directors,

Daniel S. Bishop Senior Vice President, General Counsel and Secretary

March 27, 2003
Woodland Hills, California

i

UNOVA, Inc.
21900 Burbank Boulevard
Woodland Hills, California 91367-7456
818.992.3000

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

*  Information About Attending the Meeting.

        Our Annual Meeting of Shareholders will be held on Thursday, May 8, 2003, at the Woodland Hills Hilton Hotel and Towers at Warner Center, 6360 Canoga Avenue, Woodland Hills, California, at 1:00 p.m. Pacific Daylight Time. All shareholders of record as of March 10, 2003, may attend and vote at the Annual Meeting. Shareholders whose stock is held in the name of a broker or other nominee may be asked to submit evidence of share ownership (such as a current brokerage account statement) in order to be admitted to the Annual Meeting.

*  Information About this Proxy Statement.

        We sent you this proxy statement and the enclosed form of proxy because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement provides information that we are required to provide you under the rules of the Securities and Exchange Commission ("SEC") for the purpose of assisting you in voting your shares. We began mailing these proxy materials on or about March 27, 2003, to all shareholders of record at the close of business on March 10, 2003. We will bear the entire expense of soliciting these proxies.

*  Information About Voting.

        You can vote on matters coming before the Annual Meeting by proxy on the Internet or by telephone, by signing and mailing the proxy in the enclosed envelope, or in person by attending the Annual Meeting. The only matter that we presently expect to come before the meeting is the election of three directors. You can vote for all three or for any one or more of the nominees for director.

        If you vote by proxy, you can vote by marking the appropriate boxes and by signing, dating, and returning the enclosed proxy. If you do this, the individuals named on the form of proxy will represent you at the Annual Meeting as your proxies, and they will vote your shares in the manner you indicate and according to their judgment on any other matters that may properly come before the Annual Meeting.

        If you do not mark the boxes on your proxy with respect to any or all matters being voted upon, your proxies will vote your shares FOR the election of the three nominees for director.

        Most shareholders will also be able to vote by proxy electronically over the Internet or by telephone. Please see the instructions included on your proxy if you are interested in voting by one of these methods.

        The Board of Directors anticipates that all three of the nominees for Class II directors will be available to serve on the Board and does not know of any other matters that may be brought before the Annual Meeting. If any other matter should properly come before the Annual Meeting or any one or more of the nominees for director is unable to serve or declines to serve, your proxies will have discretionary authority to vote on such matters.

        If you wish to vote in person, you may attend the Annual Meeting and may vote any shares of which you are the record owner. In that case, any earlier proxy you may have returned will be considered to be revoked. You may also revoke your proxy at any time before it is voted by sending a written notice of revocation or by submitting a signed proxy bearing a later date, in either case to Mellon Investor Services LLC, Attention: Norma Cianfaglione, 600 Willowtree Road, Leonia, New Jersey 07605. Mellon Investor Services LLC must receive any such revocation of proxy by 5:00 p.m., Eastern Daylight Time, on May 7, 2003, for such revocation to be effective. If you vote by proxy, by telephone, or on the Internet and wish to change your vote, you should call the toll-free number or go to the Internet site, as may be applicable in the case of your earlier vote, and follow the directions for changing your vote.

        In addition to solicitation by mail, certain of our officers and other employees may solicit proxies by personal interview, mail, telephone, facsimile transmission, or electronic mail. These officers and other employees are not paid any additional compensation for this service. We have retained Georgeson Shareholder Communications Inc. to assist us in the solicitation for a fee of $6,500 in addition to reimbursement by us of the related out-of-pocket expenses and disbursements of that firm. We will also reimburse brokerage firms, banks, and other holders of record for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owners of our common stock or otherwise in connection with this solicitation of proxies.

*  Information About Votes Necessary for Action to be Taken.

        As of March 10, 2003, there were 58,714,073 shares of our common stock issued and outstanding. The common stock is the only outstanding class of securities entitled to vote. Each share has one vote. Only shareholders of record as of the close of business on March 10, 2003, will be entitled to vote at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of holders of at least a majority of the shares outstanding on that date is necessary to have a quorum allowing us to conduct business at the Annual Meeting.

        A plurality of all the votes cast for the Class II directors will elect three directors for a three-year term at the Annual Meeting. This means that the three nominees for director with the most votes will be elected.

        The inspector of election appointed for the meeting will determine the presence of a quorum and will tabulate the votes cast at the meeting. You may withhold authority to vote for one or more of the nominees for director and may abstain from voting on any other matter that may come before the meeting. Shares for which authority is withheld or for which abstentions are indicated will be counted as present for purposes of determining whether a quorum is present. Since directors are elected by a plurality of the shares represented in person or by proxy at the meeting, votes withheld will be excluded entirely from the vote and will have no effect. If any other matter properly comes before the meeting, an abstention from voting on any other such matter other than the election of directors will have the same effect as a negative vote. If a broker indicates on a proxy that such broker does not have discretionary authority to vote on a particular matter (commonly called

"broker nonvotes"), under applicable Delaware law those shares will be counted as present for purposes of determining the presence of a quorum, but will not be counted as votes cast on the matter and will have no effect on the outcome of the vote on such matter.

*  Shareholder List.

        A complete list of shareholders of record on March 10, 2003, will be open for examination by any shareholder for any purpose germane to the meeting during normal business hours at our offices at 21900 Burbank Boulevard, Third Floor, Woodland Hills, California, for a period of the ten days prior to the meeting.

*  Information About Our Principal Executive Offices.

        Our corporate headquarters are presently located at the Woodland Hills, California, address set forth at the top of the first page of this proxy statement, where our telephone number is the one indicated. Effective July 1, 2003, we will move our principal executive offices to 6001 36th Avenue West, Everett, Washington 98203-9280, where our telephone number will be 425.348.2600. If you wish to contact us about any pertinent matter, you should address any correspondence sent after June 30, 2003, to the new address in Everett, Washington, or telephone us at the new telephone number indicated.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the 2003 Annual Meeting, please promptly vote your shares on the Internet, by telephone, or by completing, signing, and dating your enclosed proxy, which is solicited by the Board of Directors, and returning it to us in the enclosed envelope. Regardless of how you vote your proxy, you may revoke your proxy at any time before it is voted at the Annual Meeting.

ELECTION OF DIRECTORS

        Our Board of Directors currently has eight members. It is divided into three classes, with each director normally elected to serve a three-year term and one full class of directors to be elected at each Annual Meeting.

        All of the members of our Board, with the exception of Larry D. Yost and Allen J. Lauer, were elected to their present terms of office at one of our three preceding Annual Meetings of Shareholders. Mr. Yost was elected a Class II director by our Board at a meeting held on May 7, 2002. Mr. Lauer was elected to our Board as a Class III director whose term will expire in 2004 at a meeting of our Board held on February 7, 2003.

        Steven B. Sample, William D. Walsh, and Larry D. Yost, incumbent Class II directors whose terms are currently scheduled to expire at the 2003 Annual Meeting, have been nominated for re-election as Class II directors for three-year terms.

        Our Board of Directors has a policy of mandatory retirement from the Board at the Annual Meeting following a director's 72nd birthday. However, to ensure a high degree of continuity in the membership of our Board and the Board's implementation of our business strategy and to mitigate any adverse effect of several directors retiring within a two-year period, our directors voted at a meeting on September 12, 2002, to make an exception to the mandatory retirement policy that would permit Joseph T. Casey and William D. Walsh to serve as our directors until the Annual Meeting of Shareholders to be held in 2005, assuming that each such director stands for re-election upon expiration of his present term of office and is elected a director for an additional term by our shareholders.

        The following information provides the age, business experience, and Board committee membership as of March 15, 2003, of the nominees for election, as well as information about the directors continuing in office after the Annual Meeting whose terms of office do not expire this year. All three nominees have consented to being named as such in this proxy statement and have agreed to serve if elected. If, as a result of circumstances not presently known, any or all of such nominees declines or is unable to serve as a director, proxies will be voted for the election of such other person or persons as the Board of Directors may select, or the number of authorized directors may be reduced.

Nominees for Class II Directors with Terms to Expire in 2006

        STEVEN B. SAMPLE, age 61. Dr. Sample has been President of the University of Southern California since 1991. He has been a director of UNOVA since 1997 and is a member of the Audit and Compliance Committee.

        From 1982 to 1991, Dr. Sample was President of the State University of New York at Buffalo. He is a director of Advanced Bionics Corporation, the Wm. Wrigley Jr. Company, the Santa Catalina Island Company, the AMCAP Fund, Inc., and the American Mutual Fund, Inc. Dr. Sample is also Chairman of the Association of Pacific Rim Universities, a trustee of the University of Southern California and of the Regenstreif Medical Foundation and Institute, and a director of the American Council on Education.

        WILLIAM D. WALSH, age 72. Mr. Walsh has been Chairman of Sequoia Associates LLC, a private investment firm, since 1998. He has been a director of UNOVA since 1997, and is Chair of the Compensation, Governance, and Nominating Committee.

        Mr. Walsh was previously a General Partner of Sequoia Associates from 1982 to 1998. He is Chairman of Consolidated Freightways Corporation, Ameriscape, Inc., and Creativity Inc. He is a director of URS Corporation, Digital Safety Technology, Inc., and the American Ireland Fund. Mr. Walsh is also Chairman of the Neurosciences Research Foundation, Inc., a member of the Executive Committee of Harvard Law School, and Chairman of the Finance Committee of the Hoover Institution at Stanford University. As indicated above, our Board has voted to permit Mr. Walsh to remain a director until our 2005 Annual Meeting of Shareholders, at which time he is expected to resign from our Board.

        LARRY D. YOST, age 65. Mr. Yost is the Chairman of the Board and Chief Executive Officer of ArvinMeritor, Inc., a global supplier of a broad range of integrated systems, modules, and components for light vehicle, commercial truck, tractor, and specialty original equipment manufacturers and for related aftermarkets. He has been a director of UNOVA since May 7, 2002, and is a member of the Compensation, Governance, and Nominating Committee.

        Prior to the 2000 merger of Arvin, Inc. and Meritor Automotive, Inc., Mr. Yost was Chairman and Chief Executive Officer of Meritor, a supplier of automotive components and systems. He is a director of Kennametal, Inc. Mr. Yost is also a director of the National Association of Manufacturers, the Association for Career and Technical Education, the Economic Club of Detroit, the Automotive Hall of Fame, Detroit Renaissance, United Way Community Services, and the American Trucking Association Foundation. He serves on the executive board of the Detroit Area Boy Scouts of America and is a national trustee for the Boys & Girls Clubs of America. Mr. Yost also serves on the boards of trustees of Kettering University, the Manufacturing Institute, and the Citizens Research Council of Michigan, and on the board of regents of the Milwaukee School of Engineering.

Class I Directors Continuing in Office Whose Terms Expire in 2005

        STEPHEN E. FRANK, age 61. Mr. Frank is the retired Chairman, President and Chief Executive Officer of Southern California Edison, a subsidiary of Edison International. He has been a director of UNOVA since 1997, and is Chair of the Audit and Compliance Committee and a member of the Compensation, Governance, and Nominating Committee.

        Mr. Frank was President and Chief Operating Officer of Southern California Edison from 1995 to January 2000, when he assumed the position of Chairman, President and Chief Executive Officer. He retired from these positions on January 1, 2002. Prior to joining Southern California Edison in 1995, Mr. Frank was President of Florida Power and Light Company and before that was Executive Vice President and Chief Financial Officer of TRW, Inc.

        Mr. Frank is a director of Washington Mutual, Inc., Associated Electric & Gas Insurance Services Limited, and LNR Property Corporation. He is a member of the Board of Town Hall Los Angeles and the Los Angeles Philharmonic Association. Mr. Frank is also a member of the board of trustees of Claremont McKenna College and is a trustee of the Autry Museum of Western Heritage.

        CLAIRE W. GARGALLI, age 60. Ms. Gargalli was Vice Chairman of Diversified Search Companies (executive search consultants) from 1990 until her retirement from that position in 1998. She has been a director of UNOVA since 1998 and is a member of the Audit and Compliance Committee and of the Compensation, Governance, and Nominating Committee.

        Ms. Gargalli is a director of Praxair, Inc. and Baker Hughes Incorporated. She is a trustee of Carnegie Mellon University and of Middlebury College.

Class III Directors Continuing in Office Whose Terms Expire in 2004

        LARRY D. BRADY, age 60. Mr. Brady has been President of UNOVA since August 2, 1999, and a director since September 29, 1999. He was elected Chief Executive Officer of UNOVA on September 14, 2000, and was elected to the additional office of Chairman of the Board on August 1, 2001.

        Mr. Brady previously served as President and Chief Operating Officer of FMC Corporation. He joined FMC in 1978 and held a variety of positions with that company. He was elected a Vice President of FMC in 1984, an Executive Vice President and a director in 1989, and President in 1993.

        Mr. Brady is a director of Pactiv Corporation, a member of the Advisory Board of Northwestern University's Kellogg School of Management, and vice chairman of the board of trustees of the National Merit Scholarship Corporation.

        JOSEPH T. CASEY, age 71. Mr. Casey is the retired Vice Chairman and Chief Financial Officer of Litton Industries, Inc. Mr. Casey has been a director of UNOVA since 1998, and is a member of the Audit and Compliance Committee.

        Mr. Casey served as Vice Chairman and Chief Financial Officer of Western Atlas Inc. from 1994 until his retirement in 1996. He is a director of Pressure Systems, Inc. Mr. Casey is a member of the Board of Trustees of Claremont McKenna College and of the Don Bosco Technical Institute. He is also a member of the Board of Overseers of the Center for Russia and Asia of the Rand Corporation.

        ALLEN J. LAUER, age 65, has served as Chairman and Chief Executive Officer of Varian, Inc., a supplier of scientific instruments, vacuum technologies, and electronic manufacturing solutions, since 1999. Prior thereto, he was Executive Vice President of Varian Associates, Inc., from which the capital stock of Varian, Inc. was distributed to shareholders in 1999. He has been a director of UNOVA since February 7, 2003.

RECOMMENDATION

        The Board of Directors recommends that you vote FOR the election of Dr. Sample, Mr. Walsh, and Mr. Yost to our Board of Directors.

INFORMATION CONCERNING THE BOARD

Meetings and Committees of the Board.

        The Board of Directors of UNOVA met eight times during 2002 (once by telephone) with an average attendance record of 96%. Each director attended more than 90% of the aggregate number of Board meetings and of meetings of committees of the Board on which that director served during 2002. In 2002 the Board adopted a practice of holding at least four meetings a year at which only outside directors are present with the chair of these meetings rotated among the outside directors.

        The Board has the two standing committees described below. Membership on these committees is indicated in the preceding biographical information.

        Audit and Compliance Committee.    The Audit and Compliance Committee consists of four outside directors. The Board of Directors has determined that under the rules of the New York Stock Exchange all of the members of the Committee are independent. The Committee, which met eight times in 2002 (three times by telephone), evaluates the performance of the independent auditors, who report directly to the Committee, and has the responsibility to retain or to terminate the outside auditors. The Committee reviews and discusses with the outside auditors and with management the annual audited consolidated financial statements and the quarterly financial statements, the activities of UNOVA's internal auditors, and the adequacy of UNOVA's system of internal controls and procedures. The Committee pre-approves fees paid to the independent auditors for their annual audit and reviews, and pre-approves significant nonaudit services to be provided by such auditors. The Committee reviews with management and discusses proposed earnings releases and information to be provided to financial analysts and securities rating agencies.

        The Audit and Compliance Committee reviews the implementation of and monitors compliance with UNOVA's Standards of Conduct and evaluates the Reportable Transactions and Conflicts of Interest Questionnaires completed by certain employees to determine if possible conflicts of interest exist or possible violations of corporate policy have occurred. The Committee also considers other possible conflict of interest situations brought to its attention and makes appropriate recommendations concerning these situations.

        During 2002, the Committee reviewed and reassessed the charter for the Audit and Compliance Committee and made certain revisions to such charter. The revised charter, as adopted by the Committee on February 7, 2003, is included as Exhibit A to this proxy statement, and sets forth in greater detail the duties and responsibilities of the Committee.

        Compensation, Governance, and Nominating Committee.    The Compensation, Governance, and Nominating Committee consists of four outside directors.

        The Committee recommends to the Board policies for executive compensation and approves the remuneration of all our officers. The Committee administers our employee stock incentive plans, cash bonus plans, Employee Stock Purchase Plan, and certain other compensation and retirement arrangements.

        In connection with its corporate governance function, the Committee reviews and recommends to the Board practices and procedures relating to matters of corporate governance, including the evaluation and recommendation of criteria for membership on the Board, and the composition and structure of the Board and its Committees. The Committee also reviews management succession plans and determines the compensation for Board service each year.

        The Committee's nominating function comprises the consideration of the qualifications of persons recommended to the Committee's attention for election to fill vacancies that may occur in the Board of Directors from time to time. The Committee will consider persons recommended by our shareholders for election to our Board. The name and qualifications of any such person should be submitted to our Secretary at our address indicated on the first page of this proxy statement if submitted prior to June 30, 2003, and at 6001 36th Avenue West, Everett, Washington 98203-9280 if submitted after June 30, 2003, including evidence of such person's willingness to serve as a director.

        In 2002, the Committee met five times (once by telephone) and took action once by unanimous written consent.

Directors' Compensation Policies.

        Mr. Brady is the only director who is also an employee of UNOVA. He is not paid any fee or additional remuneration for service as a member of the Board, and he is not a member of any Board committee.

        Directors who are not employees of UNOVA (outside directors) are entitled to receive an annual fee for Board service of $30,000 and an attendance fee of $2,000 for each meeting of the Board and for each meeting of a committee of the Board attended. Each outside director who serves as Chair of a Board committee is entitled to receive an additional annual fee of $4,000. Directors are reimbursed for travel and other expenses incurred for the purpose of attending meetings of the Board and its committees. The amount of these fees is fixed annually by the Compensation, Governance, and Nominating Committee, and the fees as in effect for 2003 remain the same as those in effect for 2002.

        Under our 2002 Director Stock Option and Fee Plan, as approved by the shareholders at last year's Annual Meeting, any person who joins the Board as an outside director receives options to purchase 25,000 shares of our common stock as of the date of his or her election at the fair market value of such stock on the date of grant, if such person (1) did not receive stock options under a UNOVA plan allowing for the grant of stock-based awards during the two-year period preceding the date of commencement of Board membership, or (2) was not an employee of UNOVA or a subsidiary of UNOVA during that two-year period.

        On the first business day following our Annual Meeting of Shareholders for each year, each outside director automatically receives a grant of an option to purchase 2,500 shares at the fair market value on the date of grant. All options granted under the Plan become fully exercisable on the first anniversary of the grant thereof; however, if a director dies or becomes permanently disabled while serving on the Board, or if the director retires pursuant to the policy for mandatory retirement of directors, then all options held by such director become exercisable in full. In addition, if a Change of Control of UNOVA (as defined in the Change of Control Employment

Agreements with certain officers described below) occurs, then all options granted under the Plan become fully exercisable. An aggregate of 500,000 shares of our common stock, subject to adjustment for certain events affecting our capitalization, was authorized for issuance under the Plan. The Plan provides that the Board may increase or decrease the number of shares subject to the automatic annual stock option grant made to outside directors as necessary or appropriate to attract and retain qualified persons to serve on the Board. For 2003, the amount of the award grant will remain 2,500 shares, which is the amount that has been in effect at all times since 1997.

        Options that have vested under the 2002 Director Stock Option and Fee Plan remain exercisable until three years following the first to occur of (a) the retirement or resignation of the director from the Board (or the director's failure to be reelected to the Board), (b) the total and permanent disability of the director, or (c) the death of the director.

        Under the Plan, the Board determines each year whether the annual retainer fee which our outside directors receive for Board service, as well as the additional annual fee which an outside director receives for serving as Chair of one of the Board's committees, will be paid wholly or partially in shares of our common stock rather than cash. For 2003, our Board has determined that 100% of these fees will be paid in stock. These shares will be issued to the directors on a quarterly basis and will be valued at the average quarterly market price of our common stock.

        In addition, a director may elect to receive fees payable for attendance at Board and Committee meetings in shares of our common stock, in cash, or in a combination of both. Directors electing to receive payment of fees in shares of UNOVA common stock on a current basis receive these shares quarterly valued at the average quarterly market price of our common stock.

        Directors may also elect to defer all or a portion of their fees to either a deferred stock account or cash account. The deferred stock account enables directors to defer their fees into our common stock, and the cash account provides a deferral into an interest-based account.

        The deferred stock account is a bookkeeping account credited with share units representing shares of our common stock. The cash account accrues interest at a rate equal to the prime rate. Credits to the deferred stock and cash accounts are made on the first business day following the end of each quarter. A director's stock account will be credited with the number of shares of our common stock paid in lieu of cash fees which are the subject of a deferral election. Transfers between the stock account and the cash account are not permitted.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

By Management

        The following table sets forth the number of shares of our common stock beneficially owned, directly or indirectly, by each director, each executive officer named in the Summary Compensation Table on page 14, and all of our directors and executive officers as a group as of March 15, 2003. Except as otherwise indicated, and except to the extent that transfer of shares of Restricted Stock is prohibited prior to the vesting of the shares, each individual named (1) has sole investment and voting power with respect to the securities shown or (2) shares investment and/or voting power with the individual's spouse. The address of each individual listed in the table below is c/o UNOVA, Inc., 21900 Burbank Boulevard, Woodland Hills, California 91367-7456. The percentages set forth below are based on the number of shares of common stock outstanding on the record date for the Annual Meeting.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(s)		Percent of Class

Daniel S. Bishop	157,074	(a)(b)	*

Larry D. Brady	949,717	(a)(b)	1.6%

Joseph T. Casey	175,233	(a)(c)	*

Stephen E. Frank	90,083	(a)(d)	*

Claire W. Gargalli	82,169	(a)(e)	*

James A. Herrman	156,733	(a)	*

Michael E. Keane	512,979	(a)(f)	*

Allen J. Lauer	-0-		*

Thomas O. Miller	259,502	(a)	*

Steven B. Sample	48,521	(a)(g)	*

William D. Walsh	298,470	(a)(h)	*

Larry D. Yost	31,837	(a)(i)	*

All directors and executive officers (13 persons)	2,898,536	(a)(j)	4.8%

*
Less than 1%.

(a)
Includes shares of our common stock subject to outstanding options which were exercisable on March 15, 2003, or become exercisable within 60 days thereafter, as follows: Mr. Bishop, 80,332 shares; Mr. Brady, 514,663 shares; Mr. Casey, 65,000 shares; Mr. Frank, 35,000 shares; Ms. Gargalli, 75,000 shares; Mr. Herrman, 131,000 shares; Mr. Keane, 348,088 shares; Mr. Miller, 134,000 shares; Dr. Sample, 35,000 shares; Mr. Walsh, 59,000 shares; Mr. Yost, 25,000 shares; and all directors and executive officers as a group, 1,549,137 shares.

(b)
Includes 48,500 shares held by The UNOVA Foundation (the "Foundation"). See note (j) below.

(c)
Includes 34,970 shares of common stock credited as a bookkeeping entry to Mr. Casey's deferred account under the 2002 Director Stock Option and Fee Plan. Also, includes 10,000 shares held by a charitable corporation of which Mr. Casey serves as trustee. Mr. Casey has voting and investment power with respect to such 10,000 shares and may thus be deemed to beneficially own such shares for certain purposes within the meaning of applicable SEC regulations.

(d)
Includes 48,083 shares of common stock credited to Mr. Frank's deferred account as a bookkeeping entry under the 2002 Director Stock Option and Fee Plan.

(e)
Includes 5,169 shares of common stock credited to Ms. Gargalli's deferred account as a bookkeeping entry under the 2002 Director Stock Option and Fee Plan.

(f)
Includes 48,500 shares held by the Foundation and 31,475 shares held by the UNOVA Master Pension Trust. See note (j) below.

(g)
Includes 13,021 shares of common stock credited to Dr. Sample's deferred account as a bookkeeping entry under the 2002 Director Stock Option and Fee Plan.

(h)
Includes 13,570 shares of common stock credited to Mr. Walsh's deferred account as a bookkeeping entry under the 2002 Director Stock Option and Fee Plan.

(i)
Includes 6,837 shares of common stock credited to Mr. Yost's deferred account as a bookkeeping entry under the 2002 Director Stock Option and Fee Plan.

(j)
Includes 48,500 shares of common stock held by the Foundation. Voting power and investment power with respect to these shares are exercised by the Foundation's officers, who are elected by the directors of the Foundation. The Foundation's directors, who are presently Messrs. Bishop, Brady, and Keane, are designated by, and may be removed by, the Board of Directors of UNOVA. Thus, such individuals, by virtue of their ability to elect the officers of the Foundation, may be deemed indirectly to beneficially own such shares for certain purposes within the meaning of the SEC regulations referred to above. Also includes 31,475 shares of common stock held by the UNOVA Master Pension Trust, a trust organized to hold the assets of certain qualified U.S. pension plans. Voting and investment power with respect to these shares is exercised by a committee appointed by the Board of Directors comprising Mr. Keane and two additional officers of UNOVA.

By Others

        The following table sets forth each person or entity that as of December 31, 2002, reported beneficial ownership of more than 5% of our outstanding common stock as of December 31, 2002. The percentages set forth below are based on the number of shares of common stock outstanding on the record date:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Unitrin, Inc. One East Wacker Drive Chicago, IL 60601	12,657,764	(a)	21.6%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	4,218,600	(b)	7.2%

Capital Group International, Inc. 11100 Santa Monica Boulevard, 15th Floor Los Angeles, CA 90025-3384	3,825,010	(c)	6.5%

Dodge & Cox One Sansome Street, 35th Floor San Francisco, CA 94104	3,047,456	(d)	5.2%

(a)
Unitrin, Inc. ("Unitrin") has reported in a filing on Schedule 13D under the Securities and Exchange Act of 1934 (the "Exchange Act") that Unitrin owns these shares directly and has sole power to vote and dispose of the shares so owned. For a description of certain transactions involving UNOVA and Unitrin, see the information under the caption "Certain Relationships and Related Transactions" on page 29 below.

(b)
In a filing on Schedule 13G under the Exchange Act, Dimensional Fund Advisors Inc. reported that it held sole voting power and sole dispositive power with respect to 4,218,600 shares. Dimensional Fund Advisors Inc., a registered investment advisor, stated that these shares were owned by various advisory clients.

(c)
In a filing on Schedule 13G under the Exchange Act, Capital Group International, Inc. reported that certain subsidiary investment management companies and a subsidiary bank held sole voting power with respect to 2,298,750 shares and sole dispositive power with respect to 3,825,010 shares. Such subsidiaries provide investment advisory and management services for their clients, which include registered investment companies and institutional accounts.

(d)
In a filing on Schedule 13G under the Exchange Act, Dodge & Cox stated that it held sole power to vote 2,771,706 shares, shared the power to vote 37,100 shares, and held the sole power to dispose of 3,047,456 shares. Dodge & Cox has reported that such shares are beneficially owned by clients of such firm, including investment companies, employee benefit plans, pension funds, endowment funds, and other institutional holders.

INFORMATION REGARDING EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth information for the periods indicated concerning compensation paid to the Chief Executive Officer and the four other executive officers of UNOVA as of December 31, 2002, who received the highest compensation for services rendered to UNOVA with respect to 2002. The five individuals named in the table are sometimes referred to in this proxy statement as the "Named Executive Officers."

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(a)		Bonus ($)		Restricted Stock Awards ($)(b)		Securities Underlying Options (#)		All Other Compensation ($)(c)

Larry D. Brady Chairman of the Board, President, and Chief Executive Officer	2002 2001 2000	$455,019 620,220 600,028	(d)	$487,500 189,664 -0-	(e) (d)	$325,000(e 440,754(f	) )	345,000 189,663 250,000	(d) (d)	$257,971 13,850 284,997

Michael E. Keane Senior Vice President and Chief Financial Officer	2002 2001 2000	$306,000 327,491 315,000	(d)	$431,783 140,206 -0-	(d)	$61,504(f	)	109,000 60,088 125,000	(d) (d)	$8,942 9,664 79,100

Daniel S. Bishop Senior Vice President, General Counsel and Secretary	2002 2001 2000	$280,000 272,500 257,500		$297,500 113,330 -0-	(d)	$107,629(f	)	60,000 28,332 100,000	(d)	$13,500 13,850 1,850

James A. Herrman Senior Vice President; Group Executive	2002 2001 2000	$261,000 280,769 246,012	(d)	$29,943 70,597 53,097		$41,008(f	)	89,000 -0- 115,000	(d)	$15,377 15,310 84,758

Thomas O. Miller Vice President; Executive Vice President of our subsidiary Intermec Technologies Corporation	2002 2001 2000	$218,854 272,595 255,769	(d)	$274,521 47,388 17,709		$651,250(f	)	106,000 -0- 70,000	(d)	$10,791 13,740 10,027

(a)
Includes amounts deferred under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), or otherwise deferred.

(b)
At December 31, 2002, the value of the aggregate Restricted Stock holdings of the Named Executive Officers, valued at $6.00 per share (the closing price of our common stock on the New York Stock Exchange composite tape on that date), was as follows: Mr. Brady, 71,667 shares with an aggregate value of $430,002; Mr. Keane, 10,001 shares with an aggregate value of $60,006; Mr. Bishop, 17,500 shares with an aggregate value of $105,000; Mr. Herrman, 6,668 shares with an aggregate value of $40,008; and Mr. Miller, 81,795 shares with an aggregate value of $490,770. The amounts do not include shares originally issued as Restricted Stock as to which the restrictions have been removed by virtue of the lapse of time and satisfaction of other vesting requirements.

(c)
Included in this column for 2002 are the following: (i) present value costs of our portion of the 2002 premium for split-dollar life insurance for Mr. Keane of $831, for Mr. Herrman of $1,697, and for Mr. Miller of $891; (ii) our matching contributions of $1,500 made to the respective accounts of the Named Executive Officers under our 401(k) plan; (iii) the amount of $8,400 paid to Mr. Miller by Intermec pursuant to an executive flexible benefits plan; (iv) cash automobile allowances of $12,000 paid to Mr. Brady, $12,000 paid to Mr. Bishop, $12,180 paid to Mr. Herrman, and the imputed value of $6,611 of a company automobile provided to Mr. Keane; and (v) the sum of $244,471 paid to Mr. Brady in accordance with our relocation policy for officers in connection with the relocation of his principal residence to the Everett, Washington, area.

(d)
We offered our officers the opportunity to receive up to 50% of the cash compensation paid in 2002 (comprising both base salary for 2002 and any bonus awarded for 2001) in the form of options to purchase our common stock. For each $1.00 of bonus or base salary the officer elected to receive in this form, the officer received on April 15, 2002, an option to purchase one share of our common stock at $7.25, its fair market value on that date. Elections to receive these options were required to be made prior to January 1, 2002. Amounts of cash and stock options received as a portion of bonuses for 2001 are set forth in the columns for 2001 entitled "Bonus ($)" and "Securities Underlying Options (#)," as applicable. Amounts of cash and stock options received as a portion of base salary for 2002 are set forth in the columns for 2002 entitled "Salary ($)" and "Securities Underlying Options (#)," as applicable. These options vested and were fully exercisable upon their grant. If not exercised, they will expire five years after their grant date.

(e)
In accordance with Mr. Brady's request, of Mr. Brady's total bonus for 2002, Mr. Brady received the amount of $487,500 in cash and the remainder by an award of $325,000 of Restricted Stock. The number of shares of Restricted Stock so issued to Mr. Brady was 60,690 shares valued at $5.355, the fair market value of the common stock on February 14, 2003. These shares vest over a three-year period under the same conditions applicable to the Restricted Stock described in Note (f) below.

(f)
In 2001, we made an offer to employees who held certain employee stock options granted during the period to exchange these stock options for shares of our Restricted Stock (the "Voluntary Exchange Program") at an exchange ratio of one share of Restricted Stock for each four shares subject to options exchanged. The Restricted Stock values reported in the table above for fiscal 2001 include the following shares issued in the Voluntary Exchange Program at $4.10 per share (the fair market value of our common stock on October 8, 2001): Mr. Brady, 107,501 shares; Mr. Keane, 15,001 shares; Mr. Bishop, 26,251 shares; Mr. Herrman, 10,002 shares; and Mr. Miller, 12,500 shares. The value reported also includes 110,193 shares of Restricted Stock issued to Mr. Miller on July 11, 2001, at $5.445 per share.

  The restricted shares described above, which were issued in connection with the Voluntary Exchange Program or otherwise, vest over a period of three years from the date of grant. If employment terminates because of disability or death, the Restricted Stock will continue to vest. If employment is terminated for any other reason, unvested awards will be forfeited. Unvested Restricted Stock will immediately vest upon a Change of Control (as defined below under the caption "Change of Control Employment Agreements"). Dividends, if any, are required to be paid on the restricted shares reported in the table above.

STOCK OPTION INFORMATION

        The following table shows stock option grants with respect to shares of our common stock under the our 1999 Stock Incentive Plan to the Named Executive Officers during the 2002 fiscal year:

Option Grants in Last Fiscal Year

Name	Number of Options Granted in 2002 (a)(b)		Percentage		Exercise Price ($/sh)	Expiration Date	Grant Date Present Value ($)(c)

Larry D. Brady	189,663 195,000 54,236 95,764	(d) (e) (f) (g)	10.80 11.10 3.09 5.45	% % % %	7.2500 7.2500 7.3750 7.3750	04/15/2007 04/15/2007 05/07/2012 05/07/2012	725,014 745,415 283,253 500,136

	534,663		30.44%				2,253,818

Michael E. Keane	60,088 34,000 40,677 34,323	(h) (i) (j) (k)	3.42 1.93 2.31 1.95	% % % %	7.2500 7.2500 7.3750 7.3750	04/15/2007 04/15/2007 05/07/2012 05/07/2012	229,695 129,970 212,439 179,255

	169,088		9.61%				751,359

Daniel S. Bishop	28,332 50,196 9,804	(l) (m) (n)	1.61 2.86 0.56	% % %	7.2500 7.3750 7.3750	04/15/2007 05/07/2012 05/07/2012	108,303 262,153 51,202

	88,332		5.03%				421,658

James A. Herrman	29,000 42,668 17,332	(o) (p) (q)	1.65 2.43 0.99	% % %	7.2500 7.3750 7.3750	04/15/2007 05/07/2012 05/07/2012	110,857 222,838 90,518

	89,000		5.07%				424,213

Thomas O. Miller	56,000 37,833 12,167	(r) (s) (t)	3.19 2.15 0.69	% % %	7.2500 7.3750 7.3750	04/15/2007 05/07/2012 05/07/2012	214,068 197,586 63,543

	106,000		6.03%				475,197

(a)
This table includes options granted in February 2002, as a portion of bonuses awarded with respect to 2001 as discussed in Note (d) to the Summary Compensation Table. The shares underlying these options are shown in the Summary Compensation Table under 2001 as they were granted in recognition of services rendered in that year.

(b)
All options granted to the Named Executive Officers were granted at the prevailing market price of our common stock on the date of the grant. These options permit payment of the exercise price and any withholding tax due upon exercise by the surrender of already owned shares of our common stock having a fair market value equal to the exercise price or the amount of withholding tax and also permit payment of withholding tax by applying shares otherwise issuable upon exercise. All such options become immediately exercisable upon the occurrence of certain events resulting in a Change in Control of UNOVA, and accelerated vesting schedules become applicable in the event of the death of the optionee while in the employ of the UNOVA. Change in Control has the meaning described on page 19.

(c)
The Black-Scholes model was used to determine the grant date present value of UNOVA stock options. This method requires the assumption of certain values that affect the option price. The values that were used in this model are the volatility of the stock price of UNOVA common stock and the estimate of the risk-free interest rate. Since we do not pay a cash dividend, no yield on our common stock was assumed. For purposes of the model used to value the options in this table, a weighted average volatility factor of 55.4% for UNOVA, determined from historical stock price fluctuations, and a 4.85% weighted average risk-free interest rate determined from market information prevailing on the grant date were used. No adjustments were made for the nontransferability or risk of forfeiture of the stock options. This model allocates the valuation evenly over the vesting schedule. There is no assurance that these assumptions will prove true in the future. The actual value of the options depends on the market price of our common stock at the date of exercise, which may vary from the theoretical value indicated in the table.

(d)
Nonqualified stock options issued as a portion of Mr. Brady's bonus for 2001. These options became exercisable on April 15, 2002.

(e)
Nonqualified stock options issued in lieu of $195,000 of Mr. Brady's base compensation for 2002. These options became exercisable on April 15, 2002.

(f)
Incentive stock options. These options become exercisable in two equal annual installments of 13,599 shares on May 7, 2003, and May 7, 2004, and two equal annual installments of 13,559 shares on May 7, 2006, and May 7, 2007.

(g)
Nonqualified stock options. These options become exercisable in four equal installments of 16,441 shares on May 7, 2003, May 7, 2004, May 7, 2006, and May 7, 2007, and one installment of 30,000 shares on May 7, 2005.

(h)
Nonqualified stock options. These options were issued as a portion of Mr. Keane's bonus for 2001. These options became exercisable on April 15, 2002.

(i)
Nonqualified stock options issued in lieu of $34,000 of Mr. Keane's base salary for 2002. These options became exercisable on April 15, 2002.

(j)
Incentive stock options. These options become exercisable in one installment of 13,599 shares on May 7, 2004, and two equal annual installments of 13,559 shares on May 7, 2006 and May 7, 2007.

(k)
Nonqualified stock options. These options become exercisable in two equal annual installments of 15,000 shares on May 7, 2003 and May 7, 2005, and three equal annual installments of 1,441 shares on May 7, 2004, May 7, 2006, and May 7, 2007.

(l)
Nonqualified stock options issued as a portion of Mr. Bishop's bonus for 2001. These options became exercisable on April 15, 2002.

(m)
Incentive stock options. These options become exercisable in four equal annual installments of 12,000 shares on May 7, 2003, May 7, 2004, May 7, 2006, and May 7, 2007, and one installment of 2,196 shares on May 7, 2005.

(n)
Nonqualified stock options. These options become exercisable in one installment of 9,804 shares on May 7, 2005.

(o)
Nonqualified options issued in lieu of $29,000 of Mr. Herrman's base salary for 2002. These options became exercisable on April 15, 2002.

(p)
Incentive stock options. These options become exercisable in one installment of 2,228 shares on May 7, 2003, one installment of 11,228 shares on May 7, 2004, one installment of 5,212 shares on May 7, 2005, and two equal annual installments of 12,000 shares on May 7, 2006 and May 7, 2007.

(q)
Nonqualified stock options. These options become exercisable in one installment of 9,772 shares on May 7, 2003, one installment of 772 shares on May 7, 2004, and one installment of 6,788 shares on May 7, 2005.

(r)
Nonqualified stock options issued in lieu of $56,000 of Mr. Miller's base salary for 2002. These options became exercisable on April 15, 2002.

(s)
Incentive stock options. These options become exercisable in one installment of 2,228 shares on May 7, 2003, one installment of 5,605 shares on May 7, 2005, and three equal annual installments of 10,000 shares on May 7, 2004, May 7, 2006, and May 7, 2007.

(t)
Nonqualified stock options. These options become exercisable in one installment of 7,772 shares on May 7, 2003 and one installment of 4,395 shares on May 7, 2005.

        Although none of the Named Executive Officers exercised any stock option during 2002, the following table indicates the number and the value of stock options based on the reported closing price of our common stock of $6.00 on December 31, 2002, held by each of the Named Executive Officers at December 31, 2002.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2002 (#)		Value of Unexercised In-the-Money Options at December 31, 2002 ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Larry D. Brady	-0-	-0-	484,663	300,000	$181,000	$271,500

Michael E. Keane	-0-	-0-	333,088	166,000	90,500	135,750

Daniel S. Bishop	-0-	-0-	118,000	126,000	72,400	108,600

James A. Herrman	-0-	-0-	68,332	120,000	72,400	108,600

Thomas O. Miller	-0-	-0-	123,000	98,000	50,680	76,020

        All options shown in the table were granted at the fair market value on the date of grant under the UNOVA, Inc. 1997 Stock Incentive Plan, 1999 Stock Incentive Plan, or 2001 Stock Incentive Plan, all of which were approved by the shareholders at prior Annual Meetings. We have not issued shares of our common stock under any equity-based compensation plan or arrangement that was not approved by our shareholders.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

        We have entered into change of control employment agreements with Messrs. Brady, Keane, Bishop, Herrman, and Miller and certain additional officers (collectively, the "Agreements"). The Agreements become effective only upon the occurrence of a Change of Control, which includes substantially those events described below. Absent a Change of Control, the Agreements do not require us to retain the executives or to pay them any specified level of compensation or benefits.

        Generally, under the Agreements, a Change of Control is deemed to have occurred if: (a) a majority of the Board becomes composed of persons other than persons for whose election proxies have been solicited by the Board, or other than persons who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships; (b) another party becomes the beneficial owner of at least 30% of our outstanding voting stock, other than as a result of our repurchase of our voting stock; (c) the approval by our shareholders of a merger, reorganization, consolidation with another party (other than certain limited types of mergers), or sale or other disposition of all or substantially all of our assets; or (d) our shareholders approve our liquidation or dissolution.

        The Agreements generally provide that for three years after a Change of Control, there will be no adverse change in the executive's salary, bonus opportunity, benefits, or location of employment. If, during this period following a change of control, we terminate the executive's employment other than for cause, or if the executive terminates his or her employment for good reason (including compensation reductions, demotions, relocation, and excessive travel requirements), or voluntarily during the 30-day period following the first anniversary of a Change of Control which results in a change in the composition of a majority of our Board of Directors (or, if later, the first anniversary of such change in the composition of the Board), the executive is entitled to receive an accrued salary and annual incentive payment through the date of the termination and, except in the event of death or disability, a lump-sum severance payment equal to three times the sum of the executive's base salary and annual bonus (and certain pension, insurance, and other welfare plan benefits). Further, we are required to make an additional payment in such amount so that after the payment of all income and excise taxes, the executive will be in the same after-tax position as if no federal excise tax had been imposed. In the event of termination of employment by reason of death or disability or for cause, the Agreements terminate and our sole obligation is to pay any amounts previously accrued under the Agreements.

        Change of control employment agreements with officers at the level of Vice President have terms not as favorable to the officer as those described above—for example, the term of employment following a Change of Control is two, rather than three, years.

RETIREMENT BENEFITS

Supplemental Executive Retirement Plan.

        We maintain a Supplemental Executive Retirement Plan (the "SERP") to provide retirement benefits to selected officers and other key employees designated by the Compensation, Governance, and Nominating Committee upon the recommendation of the Chief Executive Officer.

•
The SERP is noncontributory and unfunded.

•
Covered compensation under the SERP is cash compensation (including deferred salary) and bonuses including any amount of cash compensation which a participant elects to forego in order to receive shares of our common stock (including Restricted Stock) or options to purchase our common stock. Covered compensation does not include extraordinary items such as compensation recognized upon exercise of employee stock options or bonuses paid for the accomplishment of a particular non-ordinary course transaction or circumstance.

•
The SERP provides certain benefits in the event of the death or disability of the participant as well as special survivors' benefits payable to specified beneficiaries upon the occurrence of the death of the participant prior to age 62 while employed by us.

•
In the event of a Change of Control, a participant in the SERP will be entitled to a lump sum payment of the retirement benefit which would have been payable to the participant at the later of the age of 62 or the actual age of the participant at the time of the Change of Control, unless the committee that administers such arrangement determines to defer the payment of this amount.

        All of the Named Executive Officers participate in the SERP. A participant in the SERP does not ordinarily vest in a retirement benefit until the participant has reached the age of 60 while employed by us and has completed 15 years of service, and the participant may not ordinarily begin receiving a retirement benefit until the participant has reached age 62. Under this plan a participant's annual retirement benefit is the actuarial equivalent, as of the age of the participant at retirement, of the following computation: (a) 1.6% of "average earnings" of the participant up to $125,000 (which amount is adjusted annually for inflation and was $157,675 at January 1, 2003) plus (b) 2.2% of "average earnings" in excess of such amount, the sum of (a) plus (b) then being multiplied by the participant's number of credited years of service (not to exceed 25). Average earnings for purposes of this plan is the average amount of covered compensation received or deemed to have been received by the participant in the three consecutive 12-month periods in which the participant's compensation was highest during the final 120 months of the participant's employment.

        There will be offset from the annual retirement benefit computed in accordance with the previous paragraph the amount of benefits which the participant earned or could have earned under other retirement plans we sponsored (the "Offset Amount"). The Offset Amount is based on the benefits which would have been received by the employee if he or she was eligible to participate and had participated at all times in our other retirement plans to the maximum extent permitted (regardless of the degree of actual participation). The amount of the participant's Social Security primary benefit at age 65 is also included in the Offset Amount.

        The Offset Amount comprises:

•
The amount which the participant receives (or could have received if the participant had participated at all times to the maximum extent permitted) under the UNOVA Pension Plan. An employee's contributions to our 401(k) plan of up to 4% of his or her covered compensation will enable the participant to receive the maximum benefit under the UNOVA Pension Plan. The amount of a participant's annual benefit under the UNOVA Pension Plan is the higher of (i) 60% of the participant's voluntary deposits up to 4% of covered compensation during the period of his or her employment prior to June 1, 2001, and 62% of such deposits made on or after June 1, 2001, or 85% of such deposits minus 75% of the participant's estimated Social Security primary benefit at age 65 assuming the participant is fully vested; plus

•
The amount which the participant would receive as a retirement benefit under the Restoration Plan, which is intended to restore the employee-provided benefit under the UNOVA Pension Plan to those who are unable, as a result of limitations in the Code relating to the maximum amount which an employee may contribute to a 401(k) plan, to contribute a full 8% of covered compensation to the contributory plan.

        For purposes of the SERP, as of March 15, 2003, Mr. Keane had 21 credited years of service, Mr. Bishop had 22 credited years of service, Mr. Herrman had 13 credited years of service, and Mr. Miller had 21 credited years of service. Mr. Brady has 25 credited years of service, which includes 22 years during which Mr. Brady was employed by FMC Corporation and covered by FMC's retirement arrangements. For purposes of determining Mr. Brady's "average earnings," his final 120 months of employment will include the appropriate number of months of employment by FMC immediately preceding the commencement of his service with UNOVA.

        The following table indicates the approximate combined annual retirement benefit which would be received by a participant in the SERP representing the sum of: (a) the employer- provided benefit under the UNOVA Pension Plan; (b) the benefit under the Restoration Plan; and (c) the benefit under the SERP based on retirement at age 65, full participation at all relevant times in the UNOVA Pension Plan, and election of a benefit in the form of a single life annuity. The amounts shown in this table would be reduced by the amount of the participant's Social Security benefit. The amount shown would also, in the case of Mr. Brady, be reduced by the amount of any pension benefit he receives under the retirement plans of his former employer, FMC Corporation.

Pension Plan Table

	Years of Service
"Average Earnings"	15	20	25 or more

$ 600,000	184,273	245,698	307,122

800,000	250,273	333,698	417,122

1,000,000	316,273	421,698	527,122

1,200,000	382,273	509,698	637,122

1,400,000	448,273	597,698	747,122

1,600,000	514,273	685,698	857,122

1,800,000	580,273	773,698	967,122

INDEBTEDNESS OF MANAGEMENT TO UNOVA

        Michael E. Keane, our Senior Vice President and Chief Financial Officer, held an unsecured loan from UNOVA in the principal amount of $275,000 which bore interest at the rate of 4% per annum and was payable on our demand but in any event not later than December 31, 2002. Mr. Keane elected to repay this loan prior to its stated maturity and repaid all principal and interest related to this loan on October 9, 2002.

REPORT OF THE COMPENSATION, GOVERNANCE, AND
NOMINATING COMMITTEE
ON EXECUTIVE COMPENSATION

        The Compensation, Governance, and Nominating Committee of our Board of Directors is composed of four outside directors. We are responsible for, among other duties, developing the policies and procedures regarding compensation of UNOVA officers and key employees and, in the case of corporate officers, setting the amounts of their compensation.

        Our compensation program has three principal elements:

•
base annual salary

•
annual incentive bonuses based primarily on the achievement by UNOVA or its relevant operating unit of pre-established performance goals

•
long-term incentives in the form of stock-based awards comprising stock options or Restricted Stock.

BASE ANNUAL SALARY

        In considering appropriate adjustments to be made to UNOVA's officers' base annual salary for 2002, we considered data from our independent compensation consultants that indicated an industry overall average. We also made our own assessment of the degree to which the officers had succeeded in implementing UNOVA's strategic business and financial objectives.

        We reviewed the performances of UNOVA's Chief Executive Officer and other executive officers, and compared their base salary with the base salary of individuals performing comparable duties at peer companies as reflected in our compensation consultants' report. Based on these factors, in July 2002 we approved an increase in officers' base salaries by approximately 3.5 percent, effective July 1, 2002, for two executive officers and effective January 1, 2003, for all other executive officers. Thus, Mr. Brady did not receive an increase in salary in 2002. We increased Mr. Brady's base salary by $23,000, effective January 1, 2003, to an annual rate of $673,000.

        In order to more closely align the interest of UNOVA's officers with that of its shareholders and to further improve cash flow, we permitted corporate officers to receive a part of their 2002 compensation in the form of stock options. We authorized executive officers to forego up to 50 percent of their 2002 base salary and up to 50 percent of their 2001 bonuses and to receive in lieu of those amounts options to purchase one share of UNOVA common stock for each one dollar of reduced compensation.

        Elections to receive these options were required to be made prior to January 1, 2002. The exercise price of these options was $7.25, the fair market value of UNOVA's common stock on April 15, 2002, the date of grant. The options are presently exercisable and have a five-year term.

        Mr. Brady elected to reduce his 2002 base salary by 30 percent and, accordingly, received options to purchase 195,000 shares of common stock in lieu of $195,000 of salary in 2002.

ANNUAL BONUSES FOR 2002

        Under the 2002 Bonus Plan for senior executives, which we adopted in February 2002, individual performance objectives were eliminated. The bonus is based upon a variety of financial objectives that directly relate to our near-term financial goals. Fundamentally, our operating divisions and the executives associated with those divisions are incentivized to generate profit and cash using the performance goals of Business Operating Profit and the ratio of Average Net Working Asset to Sales, two of the performance goals utilized for setting executive target bonuses in the amended Management Incentive Compensation Plan approved by our shareholders at the 2002 Annual Meeting. Overall corporate goals relate to managing our corporate assets so that we remain in compliance with our financial covenants contained in financing agreements with our lenders, using the measurement techniques of Earnings Before Taxes and the ratio of Net Debt to Sales, which were among the performance criteria approved by shareholders.

        At a meeting we had in February 2003, we considered the extent to which UNOVA and its operating entities had met the previously established performance goals as they relate to executive officers. The performance goals for Larry Brady were based 60% on UNOVA's achieving Earnings Before Tax goals and 40% on achieving specified average Net Debt to Sales ratios. UNOVA exceeded all stated performance goals. We reviewed the financial results of UNOVA and its operating divisions and approved bonuses for executive officers in accordance with formulas for the 2002 bonus awards approved by us last year.

        In accordance with Mr. Brady's request, of his total bonus for 2002, the amount of $487,500 was paid in cash and the remainder of the bonus was paid by an award of 60,690 shares of Restricted Stock valued on February 14, 2003, at the price of $5.355. These shares of Restricted Stock vest annually over three years beginning on February 14, 2004. Amounts awarded to other Named Executive Officers are shown in the Summary Compensation Table.

Section 162(m) Considerations

        We expect bonuses awarded for 2002 to qualify for exemption from the limitation on the deductibility of certain executive compensation prescribed by Section 162(m) of the Internal Revenue Code, since these bonuses were based on the achievement of pre-determined shareholder-approved performance goals.

        However, we believe there may in the future be instances when the interests of UNOVA and its shareholders may be best served by awarding compensation based on factors other than, or in addition to, achievement of the shareholder-approved performance goals. In such cases, we may determine to award compensation of which some portion may not be deductible for Federal income tax purposes from the UNOVA's gross income.

STOCK OPTIONS AND RESTRICTED STOCK

        We did not make our usual annual grant of stock options to executive officers in 2001. During 2001, we focused our attention on the then outstanding employee stock options. We believed that the potential dilution represented by the existence of these options could negatively affect the manner in which investors evaluated UNOVA's prospects and its stock value. In that year we implemented a plan to offer to holders of UNOVA employee stock options who were then actively employed the right to exchange certain options granted in early 1999 through early 2000 for shares of Restricted Stock.

        For 2002, we reviewed management's recommendations for stock option awards to our officers and key employees. After extensive consideration and discussion, we approved the grant of approximately 935,000 option shares to our management employees, as recommended, including the grants to other Named Executive Officers in the amounts and having the terms described in the Summary Compensation table included in the proxy statement. As part of this award, Mr. Brady received options to purchase 150,000 shares of our common stock at an exercise price of $7.375 per share, the fair market value of the stock on the date of grant.

RETIREMENT ARRANGEMENT FOR THE CHIEF EXECUTIVE OFFICER

        In 2002, we reviewed the circumstances of our hiring of Mr. Brady and the contract entered into with him to provide certain supplemental retirement benefits. We concluded that the special arrangement would not in all likelihood achieve its intended effect. Therefore, we determined, with Mr. Brady's concurrence, that Mr. Brady would be given the same SERP rights as those offered to other designated executives, that he would be given credit in the calculation of his benefit under his length of service and salary level at his prior employment, FMC Corporation, and that any payments he receives relating to his retirement from FMC will be offset against amounts otherwise due from UNOVA. The details of this arrangement are set forth above in the proxy statement under the caption "Retirement Benefits."

THE COMPENSATION, GOVERNANCE, AND NOMINATING COMMITTEE
Dated: March 12, 2003
William D. Walsh, Chair Stephen E. Frank Claire W. Gargalli Larry D. Yost

STOCK PERFORMANCE GRAPH

        Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on our common stock with the cumulative total return of the Standard & Poor's Midcap 400 Index and a composite line-of-business index designed to reflect the mix of our business segments for the five-year period beginning January 1, 1998, and ending December 31, 2002. The composite line of business index was prepared by combining the Standard & Poor's 1500 Industrial Machinery index, which management believes comprises companies reasonably comparable to our Industrial Automation Systems businesses, and the Standard & Poor's 1500 Electrical Equipment and Instruments index, which management believes comprises companies reasonably comparable to our Automated Data Systems businesses. Each of these two indexes is weighted based on relative sales and asset levels of our businesses for 2002, with 43.3% representing the Industrial Automation Systems businesses and 56.7% representing the Automated Data Systems businesses. The graph assumes an investment of $100 on January 1, 1998, in our common stock, in the S&P Midcap 400 Index, and in the composite line-of-business index prepared as described above. Total shareholder return was calculated on the basis that in each case all dividends were reinvested.

	INDEXED RETURNS Years Ending
	Base Period
Company / Index
	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
UNOVA, INC	100.00	110.27	79.09	22.05	35.28	36.50
S&P MIDCAP 400 INDEX	100.00	119.12	136.65	160.57	159.60	136.44
S&P COMPOSITE INDEX	100.00	102.20	134.21	126.27	110.82	78.84

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE
OF THE BOARD OF DIRECTORS

        The Board of Directors adopted a written charter for the Audit and Compliance Committee, which we amended in 2003 and, as so amended, is set forth as Exhibit A to this 2003 Proxy Statement.

        In accordance with the provisions of our charter, we have (i) reviewed and discussed UNOVA's audited consolidated financial statements for the year ended December 31, 2002 with management, (ii) discussed with UNOVA's independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 ("Codification of Statements on Auditing Standards, AU § 380") as modified or supplemented, and (iii) received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," as modified or supplemented, and discussed with Deloitte & Touche LLP their independence from UNOVA.

        As part of our responsibilities under our charter, we reviewed with UNOVA's General Counsel whether there were any legal matters that have had or are likely to have a material impact on UNOVA's financial statements. We also reviewed UNOVA's compliance with the UNOVA Standards of Conduct.

        In addition, we have met with Deloitte & Touche LLP prior to the filing of each of UNOVA's Quarterly Reports on Form 10-Q to discuss the results of their review of the financial information included in those reports.

        In performing our oversight function, we relied upon advice and information received in our discussions with UNOVA's management, internal auditors, and independent auditors. This advice and information was obtained at the eight Committee meetings held during the year at which time we held discussions with both management and Deloitte & Touche LLP. During four of these meetings we met separately with UNOVA's internal auditors and then with Deloitte & Touche LLP. Based on the review and discussions referred to above, we have recommended to the Board of Directors that UNOVA's audited consolidated financial statements for the year ended December 31, 2002 be included in UNOVA's Annual Report on Form 10-K for the same year.

THE AUDIT AND COMPLIANCE COMMITTEE
Dated: March 12, 2003
Stephen E. Frank, Chair Joseph T. Casey Claire W. Gargalli Steven B. Sample

INDEPENDENT ACCOUNTING FIRM INFORMATION

        The Audit and Compliance Committee has engaged the firm of Deloitte & Touche LLP to serve as our independent auditors for the year 2003. Deloitte & Touche LLP has served as our independent auditors since we became an independent public company in 1997, is familiar with our business and operations, and has offices in most of the countries in which we conduct business.

        Representatives of Deloitte & Touche LLP are expected to be present at our Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accounting Firm Fees

        The aggregate fees we paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") for audit and nonaudit services for the fiscal year ended December 31, 2002, were as follows:

Audit Fees:

        $1,208,500

Financial Information Systems Design and Implementation Fees:

        None

All Other Fees:

Audit Related Fees	$81,500	(a)
Other Fees	$407,000	(b)

All Other Fees	$488,500

(a)
Includes fees for consents and filings on Forms 8-K and S-8.

(b)
Includes fees for review of tax returns and consultations related to tax matters.

        The Audit and Compliance Committee has considered whether the provision of the services described under "All Other Fees" is compatible with maintaining the independence of Deloitte & Touche LLP and has concluded that the provision of such services is compatible with maintaining their independence.

OTHER INFORMATION

FILING OF REPORTS UNDER SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Exchange Act requires that our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on an examination of the copies of such forms furnished to us and upon written representations that no other reports were required during 2002, all Section 16(a) filing requirements applicable to our executive officers and directors in 2002 were satisfied in a timely fashion.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        As indicated in the table on page 13, Unitrin, Inc. owns a total of 21.6% of our outstanding common stock. On July 12, 2001, we entered into an agreement providing for term loan financing not to exceed $75 million from a group of lenders. Unitrin, Inc. and certain of its subsidiaries provided an aggregate of $31.5 million of the loans made under the agreement. The largest principal amount outstanding under this financing during 2002 was $73,000,000, which was reduced during the year by periodic payments of principal and interest. These loans were repaid in their entirety on January 17, 2003.

SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

        Our shareholders may submit proposals on matters appropriate for shareholder action at our Annual Meetings consistent with regulations adopted by the SEC and our By-laws. For such proposals to be considered for inclusion in our proxy statement and form of proxy relating to our 2004 Annual Meeting, we must receive them not later than November 27, 2003. Shareholder proposals for business matters to be conducted at the meeting, including nominations of persons to serve as directors of UNOVA, but not to be considered for inclusion in our proxy statement and form of proxy relating to our 2004 Annual Meeting, must be received not earlier than February 7, 2004, or later than March 9, 2004. Such proposals (assuming they are mailed after June 30, 2003) should be directed to the attention of the Secretary of UNOVA, Inc. at 6001 36th Avenue West, Everett, Washington 98203-9280.

AVAILABLE INFORMATION

        This proxy statement is being mailed to shareholders accompanied by a copy of our Annual Report on Form 10-K as filed with the SEC. Additional copies of the Form 10-K, as well as copies of our other periodic reports filed under the Exchange Act, may be obtained at no charge from Investor Relations, UNOVA, Inc., 21900 Burbank Boulevard, Woodland Hills, CA 91367-7456 (telephone 818.992.2872, fax 818.992.2649) if requested prior to July 1, 2003, or from Investor Relations, UNOVA, Inc, 6001 36th Avenue West, Everett, Washington 98203-9280 (telephone 425.265.2472, fax 425.265.2473) if requested on or after July 1, 2003, or at any time by accessing our web site at www.unova.com or by e-mail to invest@unova.com.

THE BOARD OF DIRECTORS UNOVA, INC.
Woodland Hills, California March 27, 2003

EXHIBIT A

CHARTER OF THE AUDIT AND COMPLIANCE COMMITTEE

OF THE BOARD OF DIRECTORS OF

UNOVA, INC.

I.      PURPOSE

        The Audit and Compliance Committee was established by the Board of Directors of UNOVA, Inc. to assist the Board in fulfilling its oversight responsibilities relating to corporate accounting and financial management, reporting procedures and practices, and the Corporation's Standards of Conduct. The Committee's primary responsibilities are to:

  A.
  review and inquire into the quality and integrity of the Corporation's financial reporting process and systems of internal controls, including monitoring the Corporation's internal audit function;

  B.
  review and inquire into the performance of the Corporation's independent auditors and internal audit department and the qualifications and independence of the outside auditors;

  C.
  review and inquire into the Corporation's legal and regulatory compliance;

  D.
  prepare the annual report of the Audit and Compliance Committee for inclusion in the Corporation's proxy statement; and

  E.
  provide an avenue of communication among the Board, independent auditors, management, and internal audit department on matters relating to the Corporation's financial reporting, internal controls, and ethics and compliance.

II.    COMPOSITION

  A.
  The Committee shall be appointed for a one-year term at the annual organization meeting of the Board of Directors and shall comprise at least three members of the Board of Directors, one of whom shall be appointed Committee Chair.

  B.
  No Committee member shall have any relationship to the Corporation that may interfere with the exercise of his or her independence from management and the Corporation. In addition, each Committee member shall be free from any restriction from serving on an audit committee as set forth in paragraph 303.01 of the New York Stock Exchange Listed Company Manual as in effect from time to time.

  C.
  Each Committee member shall be "financially literate" (as the term may be defined by the Board in its business judgment) or shall become financially literate within a reasonable period of time following appointment to the Committee.

  D.
  At least one member of the Committee shall have accounting or related financial management expertise as the Board of Directors interprets such qualification in its business judgment.

III.  MEETINGS

  A.
  The Committee shall meet at least four times annually and shall report the matters acted upon at the following meeting to the Board of Directors.

  B.
  The Committee Chair shall have the authority to call such meetings of the Committee as he or she deems necessary or desirable and shall approve an agenda in advance of each meeting.

  C.
  Members of the Audit and Compliance Committee are expected to be present at all Committee meetings.

  D.
  At each of its meetings, the Committee shall allow the Corporation's management, internal audit director, and independent auditors full access to the Committee to report on any and all appropriate matters. Periodically, the Committee shall meet in separate executive sessions to discuss any matters that any such party wishes to be discussed privately.

IV.    DUTIES AND RESPONSIBILITIES

  A.
  Review Procedures

        The Committee shall:

    1.
    review and reassess the adequacy of this Charter at least annually and make any appropriate changes, informing the Board of any such changes;

    2.
    review and discuss any matter including those brought to the attention of the Committee by the auditors as a result of the auditors' review of the Corporation's quarterly and annual financial statements, significant comments and recommendations, and audit problems or difficulties reported by the independent auditors and the internal audit director, together with management's responses thereto, in connection with the Committee's review of the Corporation's quarterly and annual financial statements or at any other time as appropriate;

    3.
    investigate any improper influence on audits and resolve any disagreements between the independent auditors and management;

    4.
    review and discuss quarterly and annual audited financial statements, including management's discussion and analysis, with the independent auditors and management and discuss with the independent auditors any matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, "Audit Committee Communications," as such audit statement may be modified or supplemented;

    5.
    review with the auditors and management the Corporation's report of its internal control structure and procedures for financial reporting and management's assessment of the effectiveness of such structure and procedures, as attested to and reported on by the auditors, for inclusion in requisite annual reports;

    6.
    review and discuss with the CEO and CFO from time to time the effectiveness of the Corporation's system of disclosure controls and procedures, established and maintained for purposes of the mandatory certifications by the CEO and CFO of the Corporation's financial statements and their review procedures, and any deficiencies in such disclosure controls and procedures;

    7.
    based on the review and discussions described in paragraph A.4 above and in paragraph B.6 below, determine whether or not to recommend to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K;

    8.
    review with management in advance and discuss earnings releases. Discuss financial information and earnings guidance provided to analysts and rating agencies; (Such discussion may be done generally, and consist of the types of information to be disclosed and the type of presentation to be made.)

    9.
    discuss the Corporation's annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Corporation's discussion and analysis of financial conditions and results of operations;

    10.
    regularly report to the Board of Directors on the Corporation's financial statements, status of compliance, auditor performance, and internal audit procedures; and

    11.
    cause to be prepared for disclosure in periodic reports whether the Corporation's critical accounting policies and estimates were discussed.

  B.
  Independent Auditors

        The Committee shall:

    1.
    annually evaluate the performance of the independent auditors who shall report directly to the Committee and, based on that evaluation, shall have the responsibility and authority to retain and terminate the Corporation's independent auditors and to set the terms of such engagement;

    2.
    set clear hiring policies for employees or former employees of the independent auditors;

    3.
    preapprove the fees to be paid to the independent auditors for their annual audit of the Corporation's financial statements and disclose such preapproval in the Corporation's periodic reports;

    4.
    review the rendering of any significant "nonaudit" services, excluding specified nonaudit services which auditors are prohibited by law from performing contemporaneously with a mandatory audit, by the independent auditors and, within such guidelines as the Committee may determine, preapprove the rendering of such services and disclose such preapproval in the Corporation's periodic reports;

    5.
    obtain an annual report by the independent auditors and discuss with them as to the independence of the auditor and of the firm's internal quality control procedures;

    6.
    obtain from the independent auditors assurance that its audit was in compliance with the requirements of Section 10A(a) of the Securities Exchange Act of 1934 and that no report was required to be made to management and the Committee under Section 10A(b); and

    7.
    meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

  C.
  Internal Audit Director

        The Committee shall:

    1.
    review and consent to management's recommendations concerning any appointment, replacement, change in compensation, reassignment, or dismissal of the internal audit director; and

    2.
    discuss with the internal audit director any significant difficulties brought to the attention of the Committee that were encountered during the course of the internal audit department's activities and any significant issues identified in internal audit reports, together with management's responses thereto.

  D.
  Compliance Matters

        The Committee shall:

    1.
    review with the Corporation's General Counsel at least annually any legal matters that may have a material impact on the financial statements, any material reports or inquiries received from, or actions known to be contemplated by, regulators or governmental agencies, and the Corporation's compliance policies with respect to its Standards of Conduct;

    2.
    advise the Board of Directors with respect to the Corporation's policies and procedures regarding compliance with the Corporation's Standards of Conduct as in effect from time to time;

    3.
    discuss the Corporation's process for setting policies to govern risk management;

    4.
    if deemed necessary by the Committee, recommend to the Board the investigation of any matters which have been brought to the attention of the Committee or of which the Committee has otherwise been made aware and which appear to involve possible noncompliance with applicable laws or the Corporation's Standards of Conduct; and

    5.
    retain special independent legal, accounting, or other advisors or consultants if deemed necessary and appropriate by the Committee to perform its responsibilities under this Charter.

  E.
  Other Responsibilities

        The Committee shall:

    1.
    review annually the Corporation's Reportable Transactions and Conflicts of Interest Program policies and procedures and the summary report of significant issues reported by employees in Program questionnaires and remedial actions taken by management;

    2.
    cause to be prepared and included in the Corporation's proxy statement a report of the Committee complying with the requirements of Item 306 of Regulation S-K of the Securities and Exchange Commission;

    3.
    cause to be prepared for disclosure in periodic reports whether or not the Corporation has adopted a code of ethics for senior corporate financial officers and any change or waiver of such code of ethics;

    4.
    establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding anonymous submission by employees of concerns regarding questionable accounting and auditing matters; and

    5.
    perform an annual performance evaluation of the Committee and inquire on (i) any compensation or fees that may be received by a Committee member or the member's firm for services as a consultant or a legal or financial advisor or (ii) any member's service on multiple audit committees, which, if more than three, would be subject to the Board of Directors' determination as to such member's ability to effectively serve on the Corporation's Audit and Compliance Committee and the disclosure of such determination in the Corporation's annual proxy statement.

  F.
  Limitation on Responsibilities

        The Board of Directors intends that the Committee shall have the responsibilities set forth in this Charter and such other responsibilities as are reasonably ancillary thereto or could be reasonably implied therefrom. However, it is the responsibility of management and the independent auditors, and not of the Committee, to plan and conduct audits and to determine that the Corporation's financial statements are complete and accurate and fairly present the matters set forth therein in accordance with generally accepted accounting principles.

UNOVA, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2003

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Larry D. Brady and Daniel S. Bishop, and each of them, with full power of substitution, are hereby appointed proxies by the signatory of this Proxy to vote all shares of UNOVA, Inc. Common Stock entitled to be voted by the signatory at the Annual Meeting of Shareholders of UNOVA, Inc. to be held on May 8, 2003, or at any adjournment thereof, on the matter set forth on the reverse side in accordance with any directions given by the signatory and, at the discretion of the named proxies, on all other matters that may properly come before the Annual Meeting or any adjournment thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.

(Continued and to be marked, signed and dated on the other side)

Address Change/Comments (Mark the corresponding box at the top right hand corner on the reverse side)

/*\ FOLD AND DETACH HERE /*\

Investor ServiceDirect®

        As a UNOVA shareholder, you can view your shareholder account on a secured Internet web site.

        By accessing Investor ServiceDirect® at www.melloninvestor.com, you can view your account profile, stock detail, and historical UNOVA stock price information. You can also change your address.

        In addition, you can use this site to consent to receive UNOVA's annual reports and proxy materials in the future electronically via the Internet.

        UNOVA also maintains shareholder information, including its annual report and proxy statement, on its web site at www.unova.com.

        NO SEPARATE PROXY WILL BE PROVIDED FOR SHARES HELD BY THE UNOVA, INC. EMPLOYEE STOCK PURCHASE PLAN. THESE SHARES WILL BE VOTED BY THE PLAN FINANCIAL ADMINISTRATOR AS DIRECTED BY HOLDERS IN ACCORDANCE WITH THE INFORMATION CONCERNING VOTING ON THE REVERSE SIDE.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.

ATTENDANCE AT THE ANNUAL MEETING

Election of Directors	FOR all nominees listed below (except as marked to the contrary):	☐	WITHHOLD AUTHORITY to vote for all nominees listed below:	☐	Mark this box if you plan to attend the Annual Meeting of Shareholders on Thursday, May 8, 2003:	☐
Nominees to serve for a three-year term that expires in 2006:			(01) Steven B. Sample (02) William D. Walsh (03) Larry D. Yost
To withhold authority to vote for any one or more of the nominees, write that nominee's name in the space that follows:					CONSENT TO FUTURE ELECTRONIC DOCUMENT DELIVERY
					By checking the box to the right, I consent to future delivery of annual reports, proxy statements and other materials and shareholder communications electronically via the Internet and not by mail. I understand that UNOVA may no longer distribute printed materials to me for any future shareholder meeting unless I request them or revoke my consent and that UNOVA will notify me when and where its communications are available on the Internet. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ at 1-888-216-7265 and that costs normally associated with electronic delivery, such as usage and telephone charges and costs I may incur in printing documents will be my responsibility.	☐
UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.
Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

/*\ FOLD AND DETACH HERE /*\

Vote by Internet or Telephone or Mail

Internet and telephone voting is available 24 hours a day, 7 days a week, through 11 PM Eastern Time the day prior to the Annual Meeting date.

        Your Internet or telephone vote authorizes the persons named as proxies on the reverse side of the proxy card to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.

Internet http://www.eproxy.com/una		Telephone 1-800-435-6710		Mail
Use the Internet to vote your shares. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic proxy.	OR	Use any touch-tone telephone to vote your shares. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your shares by Internet or by telephone,
you do NOT need to return your proxy card by mail.

You can view the Annual Report and Proxy Statement
on the Internet at www.unova.com

QuickLinks

TABLE OF CONTENTS
INFORMATION ABOUT THE ANNUAL MEETING
ELECTION OF DIRECTORS
Nominees for Class II Directors with Terms to Expire in 2006
Class I Directors Continuing in Office Whose Terms Expire in 2005
Class III Directors Continuing in Office Whose Terms Expire in 2004
RECOMMENDATION
INFORMATION CONCERNING THE BOARD
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INFORMATION REGARDING EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTION INFORMATION
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
CHANGE OF CONTROL EMPLOYMENT AGREEMENTS
RETIREMENT BENEFITS
Pension Plan Table
INDEBTEDNESS OF MANAGEMENT TO UNOVA
REPORT OF THE COMPENSATION, GOVERNANCE, AND NOMINATING COMMITTEE ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE OF THE BOARD OF DIRECTORS
INDEPENDENT ACCOUNTING FIRM INFORMATION
OTHER INFORMATION
FILING OF REPORTS UNDER SECTION 16(a) OF THE EXCHANGE ACT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
AVAILABLE INFORMATION
CHARTER OF THE AUDIT AND COMPLIANCE COMMITTEE OF THE BOARD OF DIRECTORS OF UNOVA, INC.